Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS

MERGER OF ECP ACQUISITION, INC.

WITH AND INTO RAPTOR PHARMACEUTICALS CORP.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation, organized and existing under the Delaware General Corporation Law, does HEREBY CERTIFY AS FOLLOWS:

FIRST:               That the name and state of incorporation of each of the constituent corporations to the merger (each a “Constituent Corporation”) is as follows:

Name	State of Incorporation
Raptor Pharmaceuticals Corp. (“Raptor”)	Delaware
ECP Acquisition, Inc.	Delaware

SECOND:         That Merger Agreement (the “Merger Agreement”) entered into as of July 27, 2009, by and among the Constituent Corporations and TorreyPines Therapeutics, Inc., a Delaware corporation (“TorreyPines”), has been approved, adopted, executed and acknowledged by each of the Constituent Corporations and TorreyPines pursuant to Section 251 of the Delaware General Corporation Law.

THIRD:             That the name of the surviving corporation of the merger shall be Raptor Pharmaceuticals Corp. (the “Surviving Corporation”) and that the Surviving Corporation shall be wholly owned by TorreyPines immediately subsequent to the effective time of the merger.

FOURTH:        The Certificate of Incorporation of the Surviving Corporation shall be its certificate of incorporation, as amended.

FIFTH:               That the executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 9 Commercial Boulevard, Suite 200, Novato, CA 94949.

SIXTH:              That this Certificate of Merger shall be effective at 8:02 P.M., Eastern Daylight Time, on September 29, 2009.

SEVENTH:       That a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost to any stockholder of either Constituent Corporation.

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LEGAL_US_W # 62767658. 1

IN WITNESS WHEREOF, Raptor Pharmaceuticals Corp. has caused this Certificate of Merger to be executed by its duly authorized officer this 29th day of September, 2009.

RAPTOR PHARMACEUTICALS CORP.
By: /s/ Kim R. Tsuchimoto
Name: Kim R. Tsuchimoto
Title: Chief Financial Officer

LEGAL_US_W # 62767658.1